UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 15, 2013

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	001-32657 (Commission File Number)	98-0363970 (I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda (Address of principal executive offices)	N/A (Zip Code)

(441) 292-1510
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

Effective July 15, 2013, the Company entered into the Second Amendment (the “Second Amendment”) to the Rights Agreement, dated as of July 16, 2012 (as amended to date, the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as the rights agent, to extend the Final Expiration Date of the Rights Agreement to July 16, 2016 and to increase the Purchase Price for each one one-thousandth of a Preferred Share to $80.00.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.03.          Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1

Second Amendment, dated as of July 15, 2013, to the Rights Agreement, dated as of July 16, 2012, between Nabors Industries Ltd. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Registration Statement on Form 8-A filed by Nabors Industries Ltd. on July 15, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: July 15, 2013	By:	/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1

Second Amendment, dated as of July 15, 2013, to the Rights Agreement, dated as of July 16, 2012, between Nabors Industries Ltd. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Registration Statement on Form 8-A filed by Nabors Industries Ltd. on July 15, 2013).